EXHIBIT A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned with respect to the Class A common stock, par value $0.00001 per share, of Vacasa, Inc., and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated: May 1, 2025

Oaktree Value Opportunities Fund Holdings, L.P.

	By: /s/	Henry Orren
	Name:	Henry Orren
	Title:	Managing Director

Oaktree Capital Management LP

	By: /s/	Henry Orren
	Name:	Henry Orren
	Title:	Managing Director

Oaktree Capital Holdings, LLC

	By: /s/	Henry Orren
	Name:	Henry Orren
	Title:	Managing Director

Oaktree Capital Group Holdings GP, LLC

	By: /s/	Henry Orren
	Name:	Henry Orren
	Title:	Managing Director